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                                                                   EXHIBIT 10.14

                  ROCKVILLE BANK EMPLOYEE STOCK OWNERSHIP PLAN

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                                 ADMINISTRATION

2.1   POWERS AND RESPONSIBILITIES OF THE HR COMMITTEE........................     9

2.2   DESIGNATION OF ADMINISTRATIVE AUTHORITY................................    10

2.3   POWERS AND DUTIES OF THE ADMINISTRATOR.................................    10

2.4   RECORDS AND REPORTS....................................................    11

2.5   APPOINTMENT OF ADVISERS................................................    11

2.6   PAYMENT OF EXPENSES....................................................    11

2.7   MAJORITY ACTIONS.......................................................    12

2.8   CLAIMS PROCEDURE.......................................................    12

2.9   CLAIMS REVIEW PROCEDURE................................................    12

                                   ARTICLE III

                                   ELIGIBILITY

3.1   CONDITIONS OF ELIGIBILITY..............................................    13

3.2   EFFECTIVE DATE OF PARTICIPATION........................................    13

3.3   DETERMINATION OF ELIGIBILITY...........................................    13

3.4   TERMINATION OF ELIGIBILITY.............................................    13

3.5   OMISSION OF ELIGIBLE EMPLOYEE..........................................    14

3.6   INCLUSION OF INELIGIBLE EMPLOYEE.......................................    14

3.7   REHIRED EMPLOYEES AND BREAKS TN SERVICE................................    14

3.8   ELECTION NOT TO PARTICIPATE............................................    15

                                   ARTICLE IV

                           CONTRIBUTION AND ALLOCATION

4.1   FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION..........................    16

4.2   TIME OF PAYMENT OF EMPLOYER CONTRIBUTION...............................    16

4.3   ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS...................    16
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4.4   MAXIMUM ANNUAL ADDITIONS...............................................    21

4.5   ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS..............................    23

4.6   DIRECTED INVESTMENT ACCOUNT............................................    24

4.7   QUALIFIED MILITARY SERVICE.............................................    24

                                    ARTICLE V

                          FUNDING AND INVESTMENT POLICY

5.1   INVESTMENT POLICY......................................................    25

5.2   APPLICATION OF CASH....................................................    25

5.3   LOANS TO THE TRUST.....................................................    25

                                   ARTICLE VI

                                   VALUATIONS

6.1   VALUATION OF THE TRUST FUND............................................    27

6.2   METHOD OF VALUATION....................................................    27

                                   ARTICLE VII

                   DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1   DETERMINATION OF BENEFITS UPON RETIREMENT..............................    27

7.2   DETERMINATION OF BENEFITS UPON DEATH...................................    27

7.3   DETERMINATION OF BENEFITS IN EVENT OF DISABILITY.......................    29

7.4   DETERMINATION OF BENEFITS UPON TERMINATION.............................    29

7.5   DISTRIBUTION OF BENEFITS...............................................    31

7.6   HOW PLAN BENEFITS WILL BE DISTRIBUTED..................................    38

7.7   DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY......................    39

7.8   LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.........................    39

7.9   NONTERMINABLE PROTECTIONS AND RIGHTS...................................    39

7.10  QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION........................    39

7.11  DIRECT ROLLOVER........................................................    40

                                  ARTICLE VIII

                       AMENDMENT, TERMINATION AND MERGERS

8.1   AMENDMENT..............................................................    41

8.2   TERMINATION............................................................    42

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8.3   MERGER, CONSOLIDATION OR TRANSFER OF ASSETS............................    42

                                   ARTICLE IX

                                    TOP HEAVY

9.1   TOP HEAVY PLAN REQUIREMENTS............................................    42

9.2   DETERMINATION OF TOP HEAVY STATUS......................................    42

                                    ARTICLE X

                                  MISCELLANEOUS

10.1  PARTICIPANT'S RIGHTS...................................................    45

10.2  ALIENATION.............................................................    46

10.3  CONSTRUCTION OF PLAN...................................................    46

10.4  GENDER AND NUMBER......................................................    46

10.5  LEGAL ACTION...........................................................    46

10.6  PROHIBITION AGAINST DIVERSION OF FUNDS.................................    47

10.7  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE.............................    47

10.8  INSURER'S PROTECTIVE CLAUSE............................................    47

10.9  RECEIPT AND RELEASE FOR PAYMENTS.......................................    48

10.10 ACTION BY THE EMPLOYER.................................................    48

10.11 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY.....................    48

10.12 HEADINGS...............................................................    49

10.13 APPROVAL BY INTERNAL REVENUE SERVICE...................................    49

10.14 UNIFORMITY.............................................................    49

10.15 VOTING COMPANY STOCK...................................................    49

11.1  ADOPTION BY OTHER EMPLOYERS............................................    50
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                                      -iii-

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                  ROCKVILLE BANK EMPLOYEE STOCK OWNERSHIP PLAN

            THIS PLAN, hereby adopted this_____________ day of________, by Rockville Bank (herein referred to as the "Employer").

                              W I T N E S S E T H:

            WHEREAS, the Employer desires an Employee Stock Ownership Plan so as to enable its eligible employees to acquire a proprietary interest in capital stock of the Employer; and

            WHEREAS, the Employer desires to recognize the contribution made to its successful operation by its employees and to reward such contribution by means of an Employee Stock Ownership Plan for those employees who shall qualify as Participants hereunder; and

            WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;

            NOW, THEREFORE, effective ___________, 2005, (hereinafter called the "Effective Date"), the Employer hereby establishes an Employee Stock Ownership Plan (ESOP) (which plan is hereinafter called the "Plan") for the exclusive benefit of the Participants and their Beneficiaries, which is intended to qualify as an "ESOP", according to the following terms:

                                   ARTICLE I
                                   DEFINITIONS

      1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

      1.2 "Administrator" means the HR Committee of the Board of Directors of the Employer appointed pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

      1.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(e)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

      1.4 "Anniversary Date" means the last day of the Plan Year.

      1.5 "Beneficiary" means the person (or entity) to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 7.2 and 7.5.

      1.6 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

      1.7 "Company Stock" means common stock issued by Rockville Financial, Inc.

      1.8 "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

      1.9 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 340l(a)(2)).

            For purposes of this Section, the determination of Compensation shall be made by:

                  (a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(l)(B), 403(b) or 457(b),
            and Employee contributions described in Code Section 4l4(h)(2) that are treated as Employer contributions.

            For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

            Compensation in excess of $210,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

            If any class of Employees is excluded from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a Plan Year shall only include Compensation while the Employee is an Eligible Employee.

            For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

      1.10 "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity policy (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

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      1.11 "Current Obligations" means Trust obligations arising from extension of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due.

      1.12 "Eligible Employee" means any Employee.

            Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

            Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

            Employees who are designated by the Employer as Non-Benefits Employees shall not be eligible to participate in this Plan.

      1.13 "Employee" means any person who is employed by the Employer or Affiliated Employer, and excludes any person who is employed as an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

      1.14 "Employer" means Rockville Bank and any successor which shall maintain this Plan. The Employer is a savings bank with principal offices in the State of Connecticut. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 11.1) which shall adopt this Plan.

      1.15 "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

      1.16 "Exempt Loan" means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations and Section 5.3 hereof.

      1.17 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

      1.18 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1 of each year and ending the following December 31, except for the first Fiscal Year which commenced January .

      1.19 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

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                  (a) the distribution of the entire Vested portion of the
            Participant's Account of a Former Participant who has severed employment with the Employer. For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

                  (b) the last day of the Plan Year in which a Former
            Participant who has severed employment with the Employer incurs five
            (5) consecutive 1-Year Breaks in Service.

            Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term "Forfeiture" shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

      1.20 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

      1.21 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

            For purposes of this Section, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) and 457.

      1.22 "Hour of Service" means, for purposes of eligibility for participation and vesting, (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the

Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the ease may be, and under (3).

            Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

            For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

            For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

      1.23 "HR Committee" means the Human Resources Committee of the Board of Directors of the Employer.

      1.24 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

      1.25 "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

      1.26 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached Normal Retirement Date.

      1.27 "Leased Employee" means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

                  (a) if such employee is covered by a money purchase pension plan providing:

                  (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(e)(3);

                  (2) immediate participation;

                  (3) full and immediate vesting; and

                  (b) if Leased Employees do not constitute more than 20% of the recipient Employer's nonhighly compensated work force.

      1.28 "Non-Benefits Employee" means:

                  (a) Any worker who has signed all employment agreement,
            independent contractor agreement or other personal services contract with the Employer stating that he is not eligible to participate in the Plan; or

                  (b) Any worker that the Employer treats as an independent
            contractor, during the period that the worker is so treated, regardless of whether such worker may be determined to be an Employee by administrative, judicial or other decision.

      1.29 "Non-Key Employee" means any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not, and has never been, a Key Employee.

      1.30 "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age.

      1.31 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

      1.32 "1-Year Break in Service" means, for purposes of eligibility for participation and vesting, the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

            "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

            A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

      1.33 "Other Investments Account" means the account of a Participant which is credited with such Participant's share of the net gain (or loss) of the Plan and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

      1.34 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

      1.35 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's total interest in the Plan and Trust resulting from the Employer contributions.

      1.36 "Plan" means this instrument, including all amendments thereto.

      1.37 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31, except for the first Plan Year which commenced _________.

      1.38 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

      1.39 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

      1.40 "Retirement Date" means the dale as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see
Section 7.1).

      1.41 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

      1.42 "Top Heavy Plan" means a plan described in Section 9.2(a).

      1.43 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

      1.44 "Total and Permanent Disability" means being in receipt of disability benefits under the Employer's long-term disability plan..

      1.45 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

      1.46 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

      1.47 "Unallocated Company Stock Suspense Account" means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants' Company Stock Accounts.

      1.48 "Valuation Date" means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participant's accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

      1.49 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

      1.50 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

            For purposes of eligibility for participation, the computation periods shall be measured from the date on which the Employee first performs an Hour of Service and anniversaries thereof including periods prior to the Effective Date of the Plan. The participation computation periods beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service and anniversaries thereof.

            For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

            The computation period shall be the Plan Year if not otherwise set forth herein.

            Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).

            Years of Service with any Affiliated Employer shall be recognized.

                                   ARTICLE II
                                 ADMINISTRATION

      2.1   POWERS AND RESPONSIBILITIES OF THE HR COMMITTEE

                  (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the HR Committee shall be empowered to appoint and remove the Trustee. The HR Committee may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the HR Committee deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The HR Committee may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the HR Committee), to the extent not paid by the Employer.

                  (b) The HR Committee may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the HR Committee in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

                  (c) The HR Committee shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The HR Committee or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                  (d) The HR Committee shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the HR Committee or by a qualified person specifically designated by the HR

            Committee, through day-to-day conduct and evaluation, or through other appropriate ways.

      2.2   DESIGNATION OF ADMINISTRATIVE AUTHORITY

            The HR Committee will function as the Administrator.

      2.3   POWERS AND DUTIES OF THE ADMINISTRATOR

            The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

            The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

                  (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                  (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                  (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                  (d) to maintain all necessary records for the administration of the Plan;

                  (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                  (f) to determine the size and type of any Contract to be
            purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                  (g) to compute and certify to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                  (h) to consult with the Trustee regarding the short and
            long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                  (i) to establish and communicate to Participants a procedure for allowing each Participant to direct the Trustee as to the distribution of such Participant's Company Stock Account pursuant to
            Section 4.6;

                  (j) to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

                  (k) to assist any Participant regarding the Participant's
            rights, benefits, or elections available under the Plan.

      2.4   RECORDS AND REPORTS

            The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

      2.5   APPOINTMENT OF ADVISERS

            The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries.

      2.6   PAYMENT OF EXPENSES

            All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

            Anything in this Section 2.6 to the contrary notwithstanding, the Participant's Account of any former Employee who defers receipt of his benefits as provided under Section 7.5(b), any alternate payee pursuant to a qualified domestic relations order as provided in Section

7.10 and any Beneficiary entitled to a distribution as provided in Section 7.2 shall be charged a pro-rata share of the Plan's reasonable administrative expenses regardless of whether such expenses are charged to the Participant's Accounts of Employees.

      2.7   MAJORITY ACTIONS

            Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, the HR Committee shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

      2.8   CLAIMS PROCEDURE

      Claims for benefits under the Plan may be filed in writing with the Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed (or within 180 days if special circumstances require an extension of time for processing the claim and if notice of such extension and circumstances is provided to the claimant within the initial 90-day period). In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedures and the time limits applicable to such procedures, including a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review."

      2.9   CLAIMS REVIEW PROCEDURE

            Any Employee, former Employee, or Beneficiary or authorized representative of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request a review of the denied claim. The claimant may submit a written request for review to the Administrator no later than 60 days after the date on which such denial is received by such claimant. The claimant may submit written comments, documents, records and other information relating to the claim, including requesting a hearing, to the Administrator. The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information submitted that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator shall provide the claimant with written or electronic notice of the decision on review within 60 days after the request for review is received by the Administrator (or within 120 days if special circumstances require an extension of time for processing the claim and if notice of such extension and circumstances is provided to the claimant within the initial 60-day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that the claimant has a right to bring a civil action under
Section 502(a) of ERISA and that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits. A document is relevant to the claim for benefits if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants. A Participant must appeal a denied claim in accordance with these procedures before the Participant is permitted to bring a civil action for benefits.

                                  ARTICLE III
                                  ELIGIBILITY

      3.1   CONDITIONS OF ELIGIBILITY

            Any Eligible Employee who has completed at least 1000 Hours of Service in a completed period of 6 to 12 consecutive calendar months and has attained age 21 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements.

      3.2   EFFECTIVE DATE OF PARTICIPATION

            An Eligible Employee shall become a Participant effective as of the first day of the Plan Year quarter coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

            If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

            If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in
Section 3.7.

      3.3   DETERMINATION OF ELIGIBILITY

            The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.9.

      3.4   TERMINATION OF ELIGIBILITY

            In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

      3.5   OMISSION OF ELIGIBLE EMPLOYEE

            If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.3(f), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

      3.6   INCLUSION OF INELIGIBLE EMPLOYEE

            If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve
(12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

      3.7   REHIRED EMPLOYEES AND BREAKS IN SERVICE

                  (a) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.

                  (b) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 1-Year Break in Service subject to the following rules:

                  (1) In the case of a Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

                  (2) A Former Participant who has not had Years of Service before a 1-Year Break in Service disregarded pursuant to (I) above, shall participate in the Plan as of the date of reemployment.

                  (c) After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant's Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

                  (1) one account for nonforfeitable benefits attributable to pre-break service; and

                  (2) one account representing the Participant's Employer derived account balance in the Plan attributable to post-break service.

                  (d) If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive I-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.3.

                  If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

      3.8   ELECTION NOT TO PARTICIPATE

            An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, within a reasonable period of time before the beginning of a Plan Year.

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

      4.1   FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

                  (a) For each Plan Year, the Employer shall contribute to the
            Plan such amount as shall be determined by the Employer.

                  (b) The Employer contribution shall not be limited to years in which the Employer has current or accumulated net profit. Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

      4.2   TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

            The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

      4.3   ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

                  (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

                  (b) The Employer shall provide the Administrator with all
            information required by the Administrator to make a proper allocation of the Employer contribution for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

                  Only Participants who are actively employed on the last day of the Plan Year or who complete more than 500 Hours of Service during the Plan Year prior to terminating employment shall be eligible to share in the discretionary contribution for the year. In determining whether a Participant has completed more than 500 Hours of Service during a short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

                  (c) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with the Participant's allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in the Participant's Company Stock Account shall be credited to the Participant's Company Stock Account when paid to the Plan. Cash dividends on Company Stock held in the Participant's Company Stock Account shall, in the sole discretion of the Administrator, be: (i) paid in cash to the Participant; (ii) paid to the Plan and distributed in cash to the Participant not later than 90 days after the close of the Plan Year in which paid; (iii) at the Participant's election, paid pursuant to (i) or (ii) or paid to the Plan and reinvested in Company Stock; (iv) used to make payments on an Exempt Loan; or (v) credited to the Participant's Other Investments Account when paid to the Plan; provided, however, that when cash dividends are used to repay an Exempt Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account and allocated to the Participant's Company Stock Account pursuant to Section 4.3(e) and, provided further, that Company Stock allocated to the Participant's Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investments Account for the year.

                  Company Stock acquired by the Plan with the proceeds of an
            Exempt Loan shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.3(e) herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.

                  (d) As of each Valuation Date, before allocation of Employer contributions for the entire Plan Year, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than each Participant's Company Stock Account) as of such date.

                  Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

                  (e) All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. As of each Anniversary Date, the Plan must consistently allocate to each Participant's Account, in the same manner as Employer discretionary contributions pursuant to Section 4.1(a) are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. However, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to Section 4.3(c) shall be allocated to each Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participant's Company Stock sharing in such cash dividends. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Company Stock released from the Unallocated Company Stock Suspense Account with such income, and any income which is not so used, shall be allocated as of each Anniversary Date in the same proportion that each Participant's and Former Participant's nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.3(d) bear to the total of all Participants' and Fortner Participants' nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.3(d).

                  (f) On or before each Anniversary Date any amounts which
            became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.7(d), be used to satisfy any contribution that may be required pursuant to
            Section 3.5 and/or 7.8, or used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

                  (g) For any Top Heavy Plan Year, Non-Key Employees not
            otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in
            Section 4.3(i) if eligible pursuant to the provisions of Section 4.3(k).

                  (h) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions for that Plan Year.

                  (i) Minimum Allocations Required for Top Heavy Plan Years:
            Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.

                  However, no such minimum allocation shall be required in this
            Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

                  (j) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

                  (k) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (I) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) to the Plan. Employer matching contributions, if any, shall be taken into account for purposes of satisfying the minimum contribution requirements of
            Section 416(c)(2) of the Code and the Plan.

                  (l) In lieu of the above, in any Plan Year in which a Non-Key
            Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall provide such Non-Key Employee with the full separate defined benefit plan minimum.

                  Therefore, for any Plan Year when the Plan is a Top Heavy
            Plan, a Non-Key Employee who is participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) one-twelfth (1/12th) of "415 Compensation" averaged over the five (5) consecutive "limitation years" (or actual "limitation years," if less) which produce the highest average and
            (2) the lesser of (i) two percent (2%) multiplied by years of service when the plan is top heavy or (ii) twenty percent (20%).

                  (m) For the purposes of this Section, "415 Compensation" in excess of $210,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If "415 Compensation" for any prior determination period is taken into account in determining a Participant's minimum benefit for the current Plan Year, the "415 Compensation" for such determination period is subject to the applicable annual "415 Compensation" limit in effect for that prior period. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

                  (n) Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that maybe imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

      4.4   MAXIMUM ANNUAL ADDITIONS

                  (a) Notwithstanding the foregoing, the maximum "annual
            additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of (1) $40,000 adjusted annually as provided in Code Section 415(d), or (2) one hundred percent (100%) of the Participant's "415 Compensation" for such "limitation year." The 415 Compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(A)(F)(2) of the Code) which is otherwise treated as an annual addition. If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the "annual additions" for the "limitation year" to exceed the maximum "annual additions," the amount contributed or allocated will be reduced so that the "annual additions" for the "limitation year" will equal the maximum "annual additions," and any amount in excess of the maximum "annual additions," which would have been allocated to such Participant may be allocated to other Participants. For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                  (b) For purposes of applying the limitations of Code Section
            415, "annual additions" means the sum credited to a Participant's accounts for any

            "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code
            Section 415(1)(1) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer.

                  (c) For purposes of applying the limitations of Code Section
            415, the following are not "annual additions": (1) the transfer of funds from one qualified plan to another and (2) provided no more than one-third of the Employer contributions for the year are allocated to Highly Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan. In addition, the following are not Employee contributions for the purposes of Section 4.4(b): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2)
            repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code
            Section 41l(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code
            Section 408(k)(6).

                  (d) For purposes of applying the limitations of Code Section
            415, the "limitation year" shall be the Plan Year.

                  (e) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                  (f) For the purpose of this Section, if the Employer is a
            member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code
            Section 414(6) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                  (g) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                  (1) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                  (2) if a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by
                  (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                  (h) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

      4.5   ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                  (a) If, as a result of a reasonable error in estimating a
            Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.4 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the "excess amount" will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

                  (1) If the Participant is covered by the Plan at the end of the "limitation year," the "excess amount" will be used to reduce the Employer contribution for such Participant in the next "limitation year," and each succeeding "limitation year" if necessary;

                  (2) If, after the application of subparagraph (1) above, an "excess amount" still exists, and the Participant is not covered by the Plan at the end of the "limitation year," the "excess amount" will be held unallocated in a "Section 415 suspense account." The "Section 415 suspense account" will be applied to reduce future Employer contributions for all remaining

                  Participants in the next "limitation year," and each succeeding "limitation year" if necessary;

                  (3) If a "Section 415 suspense account" is in existence at any time during the "limitation year" pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund. If a "Section 415 suspense account" is in existence at any time during a particular "limitation year," all amounts in the "Section 415 suspense account" must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the Plan for that "limitation year." "Excess amounts" may not be distributed to Participants or Former Participants.

                  (b) For purposes of this Article, "excess amount" for any
            Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to the Participant's account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.4.

                  (c) For purposes of this Section, "Section 415 suspense
            account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year."

      4.6   DIRECTED INVESTMENT ACCOUNT

                  (a) Each "Qualified Participant" may elect within ninety (90)
            days after the close of each Plan Year during the "Qualified Election Period" to direct the Trustee in writing as to the distribution in cash and/or Company Stock of 25 percent of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such "Qualified Participant's" Company Stock Account (reduced by the number of shares of Company Stock previously distributed in cash and/or Company Stock pursuant to a prior election). In the case of the election year in which the last election can be made by the Participant, the preceding sentence shall be applied by substituting "50 percent" for "25 percent." If the "Qualified Participant" elects to direct the Trustee as to the distribution of the Participant's Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.

                  Notwithstanding the above, if the fair market value
            (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a "Qualified Participant" is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a "Qualified Participant's" Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

                  (b) For the purposes of this Section the following definitions shall apply:

                  (1) "Qualified Participant" means any Participant or Former Participant who has completed ten (10) Years of Service as a Participant and has attained age 55.

                  (2) "Qualified Election Period" means the six (6) Plan Year period beginning with the first Plan Year in which the Participant first became a "Qualified Participant."

      4.7   QUALIFIED MILITARY SERVICE

            Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code
Section 414(u).

                                    ARTICLE V
                          FUNDING AND INVESTMENT POLICY

      5.1   INVESTMENT POLICY

                  (a) The Plan is designed to invest primarily in Company Stock.

                  (b) With due regard to subparagraph (a) above, the
            Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

                  (c) With due regard to subparagraph (a) above, the
            Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any "keyman" Employee. The proceeds of a "keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

                  (d) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

                  (e) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

                  (f) All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in
            Article VI shall be applicable.

      5.2   APPLICATION OF CASH

            Employer contributions in cash, and any earnings on such contributions, shall first be applied to pay any Current Obligations of the Trust Fund.

      5.3   LOANS TO THE TRUST

                  (a) The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

                  (1) To acquire Company Stock.

                  (2) To repay such loan.

                  (3) To repay a prior Exempt Loan.

                  (b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

                  (1) The loan must be at a reasonable rate of interest;

                  (2) Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

                  (3) Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.3(e);

                  (4) Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

                  (5) The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

                  (6) In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

                  (7) Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions and cash dividends, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Exempt Loan is repaid.

                  (c) For purposes of this Section, the term "disqualified
            person" means a person who is a Fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

                                   ARTICLE VI
                                   VALUATIONS

      6.1   VALUATION OF THE TRUST FUND

            The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

      6.2   METHOD OF VALUATION

            Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan.

                                  ARTICLE VII
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

      7.1   DETERMINATION OF BENEFITS UPON RETIREMENT

            Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Account in accordance with Sections 7.5 and 7.6.

      7.2   DETERMINATION OF BENEFITS UPON DEATH

                  (a) Upon the death of a Participant before the Participant's
            Retirement Date or other termination of employment, all amounts credited to such Participant's Account shall become fully Vested. If elected, distribution of the Participant's Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant's death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections
            7.5 and 7.6, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

                  (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                  (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                  (d) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

                  (1) the spouse has waived the right to be the Participant's Beneficiary, or

                  (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                  (3) the Participant has no spouse, or

                  (4) the spouse cannot be located.

                  In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

                  (e) In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant's death, the death benefit will be paid in the following order of priority to:

                  (1)   the Participant's surviving spouse;

                  (2) the Participant's children, including adopted children, per stirpes;

                  (3)   the Participant's surviving parents in equal shares; or

                  (4)   the Participant's estate.

                        If the Beneficiary does not predecease the Participant,
            but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's estate.

                  (f) Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant's designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

                  (g) Any consent by the Participant's spouse to waive any
            rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

      7.3   DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

            In the event of a Participant's Total and Permanent Disability prior to the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 7.5 and 7.6, shall direct the distribution to such Participant of all Vested amounts credited to such

Participant's Account. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

      7.4   DETERMINATION OF BENEFITS UPON TERMINATION

                  (a) if a Participant's employment with the Employer is
            terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

                        If a portion of a Participant's Account is forfeited,
            Company Stock allocated to the Participant's Company Stock Account must be forfeited only after the Participant's Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

                        Distribution of the funds due to a Terminated
            Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant's Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

                        If the value of a Terminated Participant's Vested
            benefit derived from Employer and Employee contributions does not exceed $1,000, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

                        For purposes of this Section 7.4, if the value of a
            Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

                  (b) The Vested portion of any Participant's Account shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

              Vesting Schedule
Years of Service            Percentage
  Less than 2                   0%
      2                        20%
      3                        40%
      4                        60%
      5                        80%
      6                       100%

                  (c) Notwithstanding the vesting schedule above, upon the
            complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                  (d) The computation of a Participant's nonforfeitable
            percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty
            (60) days after the latest of:

                  (1) the adoption date of the amendment,

                  (2) the effective date of the amendment, or

                  (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

      7.5   DISTRIBUTION OF BENEFITS

                  (a) The Administrator, pursuant to the election of the
            Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary any amount to which the Participant is entitled under the Plan in one lump-sum payment.

                  (b) Any distribution to a Participant who has a benefit which exceeds $1,000, shall require such Participant's written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution occurs prior to the time the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62. With regard to this required consent:

                  (1) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(e).

                  (2) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

                  (3) Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

                  (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                        Any such distribution may commence less than thirty (30)
            days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                  (c) Notwithstanding anything herein to the contrary, the
            Administrator may direct that cash dividends on shares of Company Stock allocable to Participants' Company Stock Accounts be:

                  (1) Paid by the Employer directly in cash to the Participants in the Plan or their Beneficiaries.

                  (2) Paid to the Plan and distributed in cash to Participants in the Plan or their Beneficiaries no later than ninety (90) days after the close of the Plan Year in which paid.

                  (3) At the election of Participants or their Beneficiaries, paid in accordance with paragraph (1) or (2) above, or paid to the Plan and reinvested in Company Stock; provided, however, that if cash dividends are reinvested in Company Stock, then Company Stock allocated to the Participant's Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investment Account for the year.

                  (4) Used to make payments on an Exempt Loan the proceeds of which were used to acquire Company Stock (whether or not allocated to Participants' Company Stock Accounts) with respect to which the cash dividend is paid.

                  (5) Allocated to Participants' Other Investment Accounts.

                  (d) Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which the Participant's participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer contributions.

                  (e) The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

                  (1) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                        (i) If the Participant's surviving spouse is the Participant's sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 701/2, if later.

                        (ii) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                        (iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                        (iv) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, the provisions of Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

                        For purposes of this subsection (1) and subsections (5)
            and (6) below, unless subsection (1)(iv) applies, distributions are considered to begin on the Participant's required beginning date. If subsection (1)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (1)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (1)(i), the date distributions are considered to begin is the date distributions actually commence.

                  (2) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (3) through (6) below. lithe Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

                  (3) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                        (i) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                        (ii) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

                  (4) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under subsections (3) and (4) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

                  (5) Death On or After Date Distributions Begin.

                        (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                              (a) The Participant's remaining life expectancy is
                        calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                              (b) If the Participant's surviving spouse is the
                        Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                              (c) If the Participant's surviving spouse is not
                        the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                        (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (6) Death Before Date Distributions Begin.

                        (i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in subsection (5) above.

                        (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                        (iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (1)(i), the provisions of subsection (6) will apply as if the surviving spouse were the Participant.

                  (6) Designated beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

                  (7) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (1). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

                  (8) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

                  (9) Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

                  (10) Required beginning date. "The date specified in the Plan when distributions under Section 401(a)(9) of the Internal Revenue Code are required to begin.

                  (f) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of the date of death. If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's date of death occurs.

                        However, the 5-year distribution requirement of the
            preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is the designated Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                  (g) For purposes of this Section, the life expectancy of a
            Participant and a Participant's spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                  (h) Except as limited by Sections 7.5 and 7.6, whenever the
            Trustee is to make a distribution, the distribution may be made on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

                  (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

                  (2) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

                  (3) the date the Participant terminates his service with the Employer.

                  (i) If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant's Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant's Vested portion of the account will be equal to an amount ("X") determined by the formula:

                            X equals P(AB plus D) - D

                        For purposes of applying the formula: P is the Vested
            percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

      7.6   HOW PLAN BENEFIT WILL BE DISTRIBUTED

                  (a) Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or the Participant's Beneficiary, in writing (or such other form as permitted by the Internal Revenue Service), of the right to demand that benefits be distributed solely in Company Stock.

                  (b) If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(h) and 7.5(e).

                  (c) The Trustee will make distribution from the Trust only on instructions from the Administrator.

                  (d) If Company Stock acquired with the proceeds of an Exempt
            Loan (described in Section 5.3 hereof) is available for distribution and consists of more than one class, a Participant or the Participant's Beneficiary must receive substantially the same proportion of each such class.

      7.7   DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

            In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

      7.8   LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

            In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, if the value of a Participant's Vested benefit derived from Employer and Employee contributions does not exceed $1,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

      7.9   NONTERMINABLE PROTECTIONS AND RIGHTS

            No Company Stock acquired with the proceeds of a loan described in
Section 5.3 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.3 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

      7.10  QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

            All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

      7.11  DIRECT ROLLOVER

                  (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

                  (b) For purposes of this Section the following definitions shall apply:

                  (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the "distributee," except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee" and the "distributee's" designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(1V ); and any other distribution that is reasonably expected to total less than $200 during a year.

                  (2) An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan or a qualified trust described in Code Section 401(a), that accepts the "distributee's" "eligible rollover distribution". The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p)

                  (3) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are "distributees" with regard to the interest of the spouse or former spouse.

                  (4) A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."

                                  ARTICLE VIII
                       AMENDMENT, TERMINATION AND MERGERS

      8.1   AMENDMENT

                  (a) The HR Committee shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee, may only be made with the Trustee's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

                  (b) No amendment to the Plan shall be effective if it
            authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

                  (1) Except as permitted by Regulations (including Regulation
                  1.411 (d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" which results in a further restriction on such benefit unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

                        In addition, no such amendment shall have the effect of
            terminating the protections and rights set forth in Section 7.9, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975-11(a)(3)(ii).

      8.2   TERMINATION

                  (a) The HR Committee shall have the right at any time to
            terminate the Plan by delivering to the Trustee written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures and the proceeds from the sale of Company Stock held in an Unallocated Company Stock Suspense Account, shall be allocated to the accounts of all Participants who would otherwise have been eligible to share in the Employer contribution for the year of termination in proportion to their Compensation.

                  (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6.

                  (c) Notwithstanding any other provision of the Plan, in the event of a change in control of the Employer or Rockville Financial, Inc., within the meaning provided by Section 409A(a)(2)(A)(v) of the Code and the Regulations, the Plan shall terminate as of the effective date of such change in control and, as soon as practicable thereafter, the Trustee shall repay in full any outstanding Exempt Loan. In connection with such repayment, the Trustee shall: (i) apply cash, if any, received by the Plan in connection with the change in control with respect to the Company Stock held in the Unallocated Company Stock Account, and (ii) to the extent additionally required to effect the repayment of the Exempt Loan, obtain cash through the sale of any stock or security received by the Plan in connection with the change in control with respect to such Company Stock held in the Unallocated Company Stock Account. After repayment of the Exempt Loan, all remaining shares of Company Stock held in the Unallocated Company Stock Account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company Stock held in the Unallocated Company Stock Account, shall be allocated among the Participant Accounts of all Participants who were employed by the Employer on the date immediately preceding the effective date of the change in control. Such allocations of Common Stock or cash proceeds shall be credited as earnings for purposes of Section 4.4 of the Plan and
            Section 415 of the Code, as of the effective date of the change in control, to the Participant Accounts of Participants who are actively employed on the date immediately preceding the effective date of the change in control in proportion to the opening balances in such Participants' Company Stock Accounts as of the Valuation Date immediately preceding the effective date of the change in control. As of the effective date of a change in control as provided herein, all Participant Accounts shall be fully vested and nonforfeitable.

      8.3   MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

            This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

                                   ARTICLE IX
                                    TOP HEAVY

      9.1   TOP HEAVY PLAN REQUIREMENTS

            For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3 of the Plan.

      9.2   DETERMINATION OF TOP HEAVY STATUS

                  (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group. The Accrued Benefits and Aggregate Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account for purposes of determining if this Plan is a Top Heavy Plan.

                        Aggregate Account: A Participant's Aggregate Account as
            of the Determination Date is the sum of:

                  (1) the Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

                  (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                  (3) any Plan distributions made within the Plan Year that includes the Determination Date or during the one-year period ending on the Determination Date. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "5-year period" for 1-year period".

                  (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                  (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

                  (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                  (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and
                  (o) are treated as the same employer.

                  (b) "Aggregation Group" means either a Required Aggregation
            Group or a Permissive Aggregation Group as hereinafter determined.

                  (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                  In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                  (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                  In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the

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

                  Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                  (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                  (c) "Determination Date" means (a) the last day of the
            preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                  (d) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                  (e) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                  (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                  (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants

                                   ARTICLE X
                                  MISCELLANEOUS

      10.1  PARTICIPANT'S RIGHTS

            This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

      10.2  ALIENATION

                  (a) Subject to the exceptions provided below, and as otherwise permitted by the Code and Act, no benefit which shall be payable out of the Trust

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

            Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                  (b) Subsection (a) shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

                  (c) Subsection (a) shall not apply to an offset to a
            Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401(a)(13)(C) and (D).

      10.3  CONSTRUCTION OF PLAN

            This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Connecticut, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

      10.4  GENDER AND NUMBER

            Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

      10.5  LEGAL ACTION

            In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

      10.6  PROHIBITION AGAINST DIVERSION OF FUNDS

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

                  (a) Except as provided below and otherwise specifically
            permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

                  (b) In the event the Employer shall make an excessive
            contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

                  (c) Except for Sections 3.5, 3.6, and 4.1(b), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

      10.7  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

            The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

      10.8  INSURER'S PROTECTIVE CLAUSE

            Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

      10.9  RECEIPT AND RELEASE FOR PAYMENTS

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

            Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

      10.10 ACTION BY THE EMPLOYER

            Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

      10.11 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

            The "named Fiduciaries" of this Plan are (1) the HR Committee and
(2) the Trustee, and (3) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the HR Committee shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The HR Committee shall also have the authority to appoint and remove the Trustee; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

      10.12 HEADINGS

            The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

      10.13 APPROVAL BY INTERNAL REVENUE SERVICE

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

            Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

      10.14 UNIFORMITY

            All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

      10.15 VOTING COMPANY STOCK

            Each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which the shares of Company Stock which are entitled to vote and which are allocated to the account of such Participant or Beneficiary are to be voted at all stockholders' meetings. Each Participant or Beneficiary in the Plan shall also be entitled to direct the Trustee as to how to respond to a tender or exchange offer for any or all shares attributable to the account of such Participant or Beneficiary as of the December 31 preceding, or coincident with, the offer. The Trustee shall confidentially receive and tally the instructions from Participants and beneficiaries and shall not disclose such instructions to the Employer or the HR Committee or any officer, director or affiliate of the Employer. Any shares of Company Stock for which a signed voting direction instrument is not received from the Participant or Beneficiary, or is not subject to being received, shall be voted by the Trustee in the same proportion as the shares of Company Stock for which signed voting direction instruments are received as to the matter to be voted upon. With respect to tender or exchange offers, however, if the Trustee shall not receive instructions with respect to a Participant or Beneficiary regarding any such tender or exchange offer for such shares of Company Stock (or shall receive instructions not to tender or exchange such shares of Company Stock), the Trustee shall have no discretion in such matter and shall take no action with respect thereto. Any shares of Company Stock for which instructions are not subject to being received shall be tendered by the Trustee only in the same proportion as the stock for which the instructions to tender are received. Any securities received by the Trustee as a result of a tender of shares of Company Stock shall be held, and any cash so received, shall be invested in short-term investments for the account of the Participant or Beneficiary with respect to whom shares of Company Stock were tendered pending any reinvestment by the Trustee consistent with the terms and purpose of the Plan. Anything herein to the contrary notwithstanding, the Trustee's duties with respect to voting shares of Company Stock are governed by the fiduciary provisions of the Act. These fiduciary provisions of the Act may require, in certain limited circumstances, that the Trustee override the votes of Participants and

Beneficiaries with respect to the shares of Company Stock and to determine, in the Trustee's best judgment, how to vote the shares of Company Stock.

                                   ARTICLE XI
                             PARTICIPATING EMPLOYERS

      11.1  ADOPTION BY OTHER EMPLOYERS

            With the consent of the Employer, any other employer may adopt the Plan and all of the provisions hereof and participate herein as a Participating Employer. A "Participating Employer" shall mean any corporation that is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Employer is a member and any unincorporated trade or business that is a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) of which the Employer is a member, which, with the prior approval of the Employer and subject to such terms and conditions as may be imposed by such Employer and the Trustee, shall adopt this Plan in accordance with the provisions of Section 11.2 and the trust agreement. Such entity shall continue to be a Participating Employer until such entity terminates its participation in the Plan in accordance with Section 11.6.

      11.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS

      (a) Each Participating Employer shall be required to use the same Trustee as provided in the Plan.

      (b) The Trustee may commingle, hold and invest in one or more Trust Funds all contributions made by the Employer and all Participating Employers, as well as all increments thereof. The assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants in the Plan without regard to the Employer or Participating Employer who contributed such assets.

      (c) On the basis of information furnished by the Employer, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer and as to the benefits of the Participants of each Participating Employer.

      (d) Each Participating Employer shall pay to the Trustee its proportionate share of the contributions to the Plan, as determined by the Trustee. Each Participating Employer shall also pay to the Employer its proportionate share of any administrative expenses of the Plan which are to be paid by the Employer.

      11.3  DESIGNATION OF AGENT

      Each Participating Employer shall be deemed to have designated irrevocably the Employer, the HR Committee, the Trustee and investment fiduciaries as its agents.

      11.4  PLAN AMENDMENT

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

      Each Participating Employer shall be deemed to have delegated to the HR Committee the right at any time to amend the Plan in accordance with the terms of the Plan, regardless of whether any such amendment could affect the Participating Employer's share of the cost of the Plan.

      11.5  EMPLOYEE TRANSFERS

      In the event of a transfer of an Employee from or to the Employer or a Participating Employer, the Employee shall receive credit for service with the transferor or predecessor. The transfer of any Participant from or to the Employer or a Participating Employer shall not affect such Participant's rights under the Plan, and the Participant's benefits as well as the Participant's accumulated service with the transferor or predecessor shall continue to the credit of such Participant. No transfer shall effect a termination of employment under the Plan, and the Participating Employer to which the Participant is transferred shall thereupon become obligated under the Plan with respect to such Participant in the same manner as was the Employer or Participating Employer from whom the Participant was transferred.

      11.6  WITHDRAWAL OF A PARTICIPATING EMPLOYER

      (a) A Participating Employer may terminate its participation in the Plan by giving the Employer prior written notice specifying a termination date which shall be the last day of a month at least thirty (30) days subsequent to the date such notice is delivered to the Employer, unless the Employer shall have waived its right to such notice. The Employer may terminate a Participating Employer's participation in the Plan as of any termination date by giving the Participating Employer prior written notice specifying a termination date which shall be the last day of a month at least thirty (30) days subsequent to the date such notice is delivered to the Participating Employer, unless the Participating Employer shall have waived its right to such notice.

      (b) To the maximum extent permitted by the Act and the Code, any rights of Participants no longer employed by a Participating Employer and their Beneficiaries shall be unaffected by a termination of the Plan as to such Participating Employer. The benefits provided under the Plan with respect to each Participant employed by such Participating Employer as of the termination date will be paid or forfeited in accordance with the Plan as if such termination had not occurred. Notwithstanding the foregoing, the Employer may direct the Trustee to segregate such portion of the assets of the Plan as the Trustee shall determine to be properly allocable in accordance with the Act to the Participants of such Participating Employer and direct the Trustee to apply said assets for the benefit of the Participants employed by such Participating Employer as of the termination date in such manner as the Employer shall determine including, without limitation, payment to such Participants or a transfer to a successor employee benefit plan which is qualified under Section 401(a) of the Code, or any combination thereof. Any such payments or transfers of said assets shall constitute a complete discharge of all liabilities under the Plan with respect to such Participating Employer's participation in the Plan and any Participant employed by such Participating Employer. To the maximum extent permitted by the Act and the Code, the termination of the Plan as to any Participating Employer shall not in any way affect any other Participating Employer's participation in the Plan.

      11.7  ADMINISTRATOR'S AUTHORITY

            The Administrator shall have all of the duties and responsibilities authorized by the Plan and shall have the authority to make any and all rules, regulations and decisions necessary or appropriate to effectuate the terms of the Plan, which shall be binding upon each Participating Employer and all Participants.

            IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

                                                 Rockville Bank

                                                 By_______________________
                                                         EMPLOYER

                                      -51-